UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2011

PERRIGO COMPANY

(Exact Name of Registrant as Specified in Charter)

MICHIGAN	0-19725	38-2799573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Eastern Avenue, Allegan, Michigan		49010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (269) 673-8451

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

See description below in Item 2.03.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 1, 2011, Perrigo entered into a Second Supplement (the “Second Supplement”) to the Master Note Purchase Agreement dated as of May 29, 2008 (the “Note Agreement”), as supplemented by a First Supplement dated as of April 30, 2010 (the “First Supplement”) with the institutional investors listed therein (together, the “Purchasers”) relating to the issuance by Perrigo in a private placement of (i) $75,000,000 in aggregate principal amount of its 4.27% Senior Notes, Series 2011-A, due September 30, 2021 (the “Series 2011-A Notes”); (ii) $175,000,000 in aggregate principal amount of its 4.52% Senior Notes, Series 2011-B, due December 15, 2023 (the “Series 2011-B Notes”); and (iii) $100,000,000 in aggregate principal amount of its 4.67% Senior Notes, Series 2011-C, due September 30, 2026 (the “Series 2011-C Notes”, and together with the Series 2011-A Notes and the Series 2011-B Notes, referred to herein as the “Series 2011 Notes”). The Series 2011 Notes, together with the Series 2008 Notes and Series 2010 Notes previously issued pursuant to the Note Agreement and each series of additional notes that may from time to time hereafter be issued pursuant to the Note Agreement, are collectively referred to herein as the “Notes”. Perrigo expects to use the net proceeds from the sale of the Series 2011 Notes for general corporate purposes, which may include the repayment of indebtedness.

The obligations under the Notes are guaranteed by certain of Perrigo’s subsidiaries, and the Notes are secured, on a ratable basis with bank debt, by a lien on certain collateral of Perrigo and its subsidiaries.

The Series 2011-A and Series 2011-C Notes will be issued on September 30, 2011, and interest on those Notes will be payable semiannually on March 30 and September 30 in each year, commencing on March 30, 2012. The Series 2011-B Notes will be issued on December 15, 2011, and interest on those Notes will be payable semiannually on June 15 and December 15 in each year, commencing on June 15, 2012. To the extent permitted by law, any overdue payment of principal, interest, or any Make-Whole Amount (as defined in the Second Supplement and Note Agreement) shall bear interest, payable semiannually as aforesaid, at a rate per annum from time to time equal to the greater of (i) 6.27%, in the case of the Series 2011-A Notes; (ii) 6.52%, in the case of the Series 2011-B Notes; (iii) 6.67%, in the case of the Series 2011-C Notes; or (iv) 2% over the “base” or “prime” rate publicly announced by JP Morgan Chase Bank, N.A. from time to time in New York, New York.

Upon notice as provided in the Second Supplement, Perrigo may prepay at any time all or any part of the Series 2011 Notes in an amount not less than $2,000,000 in the aggregate (the “Optional Prepayments”). Each Optional Prepayment shall be at a price of 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. In addition, Perrigo must offer to prepay the Notes upon a change of control (as defined in the Note Agreement).

In the Second Supplement, Perrigo makes certain representations and warranties to the Purchasers and, while any of the Notes are outstanding, agrees to comply with certain affirmative covenants addressing, among other matters, the maintenance of its corporate existence, compliance with laws, and the provision of certain financial information and reports to the Purchasers. Perrigo also agrees to be bound by certain negative covenants while the Notes are outstanding addressing, among other matters, debt and interest expense limitations, additional liens, mergers or consolidations, and sale of assets. Additionally, Perrigo agrees, among other matters, that it will not permit (i) the Consolidated Leverage Ratio, as of the end of any fiscal quarter, to be greater than 3.25 to 1.00 (subject to certain exceptions) (the “Consolidated Leverage Ratio Covenant”); (ii) the ratio of Consolidated EBIT to Consolidated Interest Expense, in each case for the then most recently completed four fiscal quarters, to be less than 3.00 to 1.00 at any time (the “Interest Coverage Covenant”); and (iii) Priority Debt to exceed 15% of the Consolidated Adjusted Total Assets as of the end of the most recently completed fiscal quarter (the “Priority Debt Covenant”). Upon the consummation of a Qualified Acquisition (as defined in the Note Agreement), Perrigo may increase the permitted Consolidated Leverage Ratio (as defined in the Note Agreement) to be no greater than 3.50 to 1.00, provided that under such circumstance the interest rate otherwise payable on the Notes shall be increased by 0.75%.

Upon the occurrence of an Event of Default (which, as more fully defined in the Note Agreement, would include, among other matters, nonpayment of the principal of or interest on the Notes when due or a breach of any covenants contained in the Note Agreement or, as more fully defined in the Second Supplement, would include, among other matters, the failure by Perrigo to comply with the Consolidated Leverage Ratio Covenant or the Interest Coverage Covenant as of the end of any fiscal quarter of Perrigo or failure by Perrigo to comply with the Priority Debt Covenant at any time), the Purchasers may declare the entire principal amount of the Notes, together with the Make-Whole Amount and all accrued interest, to be immediately due and payable.

Under the terms of the Note Agreement, Perrigo may from time to time issue additional series of Notes, which may be fixed rate or floating rate notes, provided that the aggregate principal amount of all Notes issued pursuant to the Note Agreement not exceed $1,200,000,000. The terms of any additional Notes will be specified in an additional supplement to the Note Agreement. Following the issuance of the Series 2011 Notes, $235,000,000 remains available for issuance under the Note Agreement.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Agreement, the First Supplement and the Second Supplement, which are Exhibits 10.1, 10.2 and 10.3, respectively, hereto and are incorporated herein by reference. Any terms not defined herein shall have the meaning as set forth in the Note Agreement and the Second Supplement.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Master Note Purchase Agreement dated as of May 29, 2008 by and among Perrigo Company and the Purchasers listed therein, incorporated by reference from Exhibit 10.1 to the Registrant’s Form 8-K filed on May 30, 2008.

10.2	First Supplement to Master Note Purchase Agreement dated as of April 30, 2010 by and among Perrigo Company and the Purchasers listed therein, incorporated by reference from Exhibit 10.4 to the Registrant’s Form 8-K filed on May 5, 2010.

10.3	Second Supplement to Master Note Purchase Agreement dated as of September 1, 2011 by and among Perrigo Company and the Purchasers listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY
(Registrant)

Date: September 8, 2011

	By:	/s/ Judy L. Brown
Judy L. Brown
Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

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EXHIBIT INDEX

10.1	Master Note Purchase Agreement dated as of May 29, 2008 by and among Perrigo Company and the Purchasers listed therein, incorporated by reference from Exhibit 10.1 to the Registrant’s Form 8-K filed on May 30, 2008.

10.2	First Supplement to Master Note Purchase Agreement dated as of April 30, 2010 by and among Perrigo Company and the Purchasers listed therein, incorporated by reference from Exhibit 10.4 to the Registrant’s Form 8-K filed on May 5, 2010.

10.3	Second Supplement to Master Note Purchase Agreement dated as of September 1, 2011 by and among Perrigo Company and the Purchasers listed therein.

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